EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-88502 of Trailer Bridge, Inc. on Form S-8 of our report dated April 12, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern), appearing in this Annual Report on Form 10-K of Trailer Bridge, Inc. for the year ended December 31, 2004.



/s/ DELOITTE & TOUCHE LLP

Jacksonville, Florida
March 30, 2005